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                                                                    EXHIBIT 99.3

REVOCABLE PROXY                 FF BANCORP, INC.

                            900 NORTH DIXIE FREEWAY
                        NEW SMYRNA BEACH, FLORIDA 32168

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FF BANCORP, INC. ("FF BANCORP") WHO WILL SERVE AS THE PROXY COMMITTEE FOR THE SPECIAL MEETING OF SHAREHOLDERS ("SPECIAL MEETING").

    The undersigned shareholder of FF Bancorp hereby appoints the Proxy Committee with the full power of substitution to represent and to vote, as designated on the reverse side, all the shares of FF Bancorp held of record by
the undersigned on               , 1995, at the Special Meeting to be held at
5:00 p.m., Eastern Time, on               , 1995, at the Edgewater Branch Office
of First Federal Savings Bank of New Smyrna, 1404 South Ridgewood Avenue, Edgewater, Florida 32132, or any adjournment thereof.

    The undersigned shareholder may revoke this Proxy at any time before it is voted by either filing with the Secretary of FF Bancorp a written notice of revocation, delivering to FF Bancorp a duly executed Proxy bearing a later date, or by attending the Special Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I AND PROPOSAL II

I. Approval of the Agreement and Plan of Merger dated November 22, 1994, as amended by Amendment thereto dated January 23, 1995, wherein FF Bancorp will be merged into FNB Subsidiary Corporation in a forward triangular merger which will result in the shareholders of FF Bancorp exchanging each of their shares of FF Bancorp common stock for .825 shares of First National Bancorp common stock.

             / / FOR             / / AGAINST            / / ABSTAIN

II. Authorize the Board of Directors to adjourn the Special Meeting to solicit additional proxies in the event that the number of proxies sufficient to approve Proposal I has not been received by the date of the Special Meeting.

             / / FOR             / / AGAINST            / / ABSTAIN

                   PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE

IN THEIR DISCRETION THE PROXY COMMITTEE IS AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before the Special Meeting or any adjournments thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR PROPOSAL I AND FOR PROPOSAL II.

IMPORTANT:
PLEASE SIGN your name exactly as it appears on this Proxy Card. If shares are held jointly, each holder may sign, but only one signature is required. When signing as attorney, executor, administrator, agent, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign as the authorized person in the partnership name.

                                                 The undersigned acknowledges
                                                 receipt from FF Bancorp, prior
                                                 to the execution of this Proxy,
                                                 of a Notice of Special Meeting
                                                 and a Proxy Statement-
                                                 Prospectus dated             ,
                                                 1995.

                                                 X
                                                  ------------------------------
                                                   Signature

                                                 X
                                                  ------------------------------
                                                   Signature, if held jointly

                                                 Date:
                                                      --------------------------

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope.

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.